Exhibit 10.15

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of September 13, 2008, by and among RENAISSANCE ACQUISITION CORP., a Delaware corporation (“Parent”), FCI MERGER SUB I, INC., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub I”), FCI MERGER SUB II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub II”, and, together with the Merger Sub I, collectively, the “Merger Subs”) First Communications, Inc., a Delaware corporation (the “Company”) and the holders of at least 75% of the outstanding Company Common Stock (as defined below) entitled to vote for the delisting of the Company’s Common Stock from the Alternative Investment Market (“AIM”) as regulated by the London Stock Exchange (collectively, the “Majority Holders”).  Such Majority Holders and their number of shares and percentage interests are listed on Exhibit A to this Agreement.  All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

Background

A.      Simultaneously herewith, Parent, Merger Subs, the Company and the Stockholders’ Representative are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for a business combination of Parent and the Company by means of (i) the merger (the “First Merger”) of Merger Sub I with and into the Company, with the Company continuing as the surviving corporation of the First Merger (the “First Merger Surviving Corporation”), and (ii) immediately following the effectiveness of the First Merger, and as part of the same plan of merger and reorganization, the merger (the “Second Merger” and, together with the First Merger, collectively, the “Mergers”) of the First Merger Surviving Corporation with and into Merger Sub II, with Merger Sub II continuing as the surviving entity of the Second Merger (the “Second Merger Surviving Entity”).

B.      Pursuant to the terms and conditions of the Merger Agreement, prior to the consummation of the transactions contemplated thereby, the Company and its shares of Company Common Stock shall be delisted from AIM and pursuant to the rules and regulations of AIM and the Amended and Restated Certificate of Incorporation of the Company dated June 28, 2007, the Company shall provide notice of a general meeting of stockholders called for the purpose of delisting the Company and its Company Common Stock to all Company stockholders and obtain the approval of the holders of at least 75% of the issued and outstanding shares of Company Common Stock present and voting at such general meeting.

C.      As of the date hereof, the Majority Holders, directly own of record and beneficially 20,911,001 shares of common stock, par value $0.001 per share of the Company (“Company Common Stock”), representing at least 75% of the issued and outstanding shares of Company Common Stock.  The shares of Company Common Stock held by the Majority Holders, together with any shares of Company Common Stock acquired by the Majority Holders after the date hereof and prior to the Expiration Date (as defined in Section 7 below) of this Agreement, shall sometimes be referred to herein as the “Stock”.

D.      As a condition to Parent and Merger Subs’ willingness to enter into the Merger Agreement and in reliance upon the representations, warranties, covenants and agreements of the Majority Holders hereunder, Parent and Merger Subs have required that the Majority Holders agree, and the Majority Holders have agreed, to enter into this Agreement.

Terms

NOW, THEREFORE, in exchange for the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Agreement to Vote.  Prior to the Expiration Date (as defined in Section 7 below), each Majority Holder (solely in such Majority Holders’ capacity as a stockholder of the Company) hereby agrees that at a special meeting of the stockholders called for the purpose of approving the delisting of the Company Common Stock from AIM, such Majority Holder shall vote all shares of Company Common Stock held by such Holder in favor of delisting the Company Common Stock from AIM.

2.     Grant of Irrevocable Proxy.  Each Majority Holder hereby grants to Parent, or any nominee of Parent with full power of substitution, an irrevocable proxy in the form attached hereto as Exhibit B, to vote, at any time prior to the Expiration Date, all shares of the Company Common Stock held by such Majority Holder.  Each Majority Holder intends this proxy to be irrevocable and coupled with an interest and shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

3.     Restrictions on Transfer of Stock.

(a)     No Sales.  Each Majority Holder agrees, prior to the Expiration Date, that it shall not contract to sell, sell, or otherwise transfer or dispose of any shares of Company Common Stock or any interest therein or any voting rights with respect to Company Common Stock, unless the transferee thereof agrees in writing to be bound by the terms of thisAgreement and delivers a proxy in the form attached hereto as Exhibit B.

(b)     No Authorization of Transfers.  In furtherance of the foregoing, each Majority Holder hereby authorizes and instructs the Company to decline to make any transfer of shares of Company Common Stock if such transfer would constitute a violation or breach of the provisions of this Section 3.

4.     Obligations of the Company.  For the special meeting of the stockholders calling for the vote of the delisting of the Company and its Company Common Stock from AIM, the Company shall give Parent written notice setting forth the date, time and place of the special meeting which shall not be less than ten (10) nor more than sixty (60) days prior to such meeting.  If, pursuant to the rules and regulations of AIM, the Company is permitted to obtain the written consent of 75% of the stockholders to approve the delisting of the Company and the Company Common Stock, instead of calling a special meeting, then the Company shall use its reasonable best efforts to obtain this affirmative written consent.

5.     Waiver of Appraisal Rights.  To the extent permitted by applicable law, each Majority Holder hereby waives any rights of appraisal or rights to dissent from the Mergers that it may have under applicable law.

6.     Action in Stockholder Capacity Only.  Parent acknowledges and agrees that each Majority Holder is executing this Agreement solely in such Majority Holder’s capacity as a stockholder of the Company and that no provision of this Agreement shall limit or otherwise restrict a Majority Holder with respect to any act or omission that such Majority Holder may undertake or authorize in his or her capacity as a director of the Company, including, without limitation, any vote that such Majority Holder may make as a director of the Company with respect to any matter presented to the Board of Directors of the Company.

7.     Expiration Date.  This Agreement and the parties’ obligations provided herein shall terminate on the first to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with Article XI thereof or (b) following the special meeting of stockholders called for the purpose of delisting the Company and the Company Common Stock from AIM (the “Expiration Date”).

8.     Representations and Warranties of Majority Holders.  Each Majority Holder, severally as to itself but not jointly, hereby represents and warrants to Parent and Merger Subs as follows:

(a)     Organization of Each Majority Holder.  Each Majority Holder who is not a natural person, is an entity, duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation or formation.

(b)     Authority; Due Execution and Delivery.  Each Majority Holder has the full corporate, limited partnerhip, limited liability partnership or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder.  All necessary corporate, limited partnerhip, limited liability partnership or limited liability company action has been taken to authorize each Majority Holder to execute and deliver this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Majority Holder, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights.

(c)     Noncontravention.  Neither the execution nor the delivery of this Agreement by the Majority Holders, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Law or any injunction, judgment, order, decree, ruling change or other restriction of any Governmental Authority to which the Majority Holder is subject or, if the Majority Holder is not an individual, any provision of the certificate of incorporation or formation or bylaws or operating agreement of the Majority Holder or any other governing instrument, as amended, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Majority Holder is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the shares of Company Common Stock).

(d)     Ownership of Stock.  Exhibit A accurately sets forth all of the authorized, issued and outstanding shares of Company Common Stock held by such Majority Holder.  Such Majority Holder is the sole legal record and beneficial owner of such shares of Company Common Stock and such shares constitute all of the shares of Company Common Stock owned by such Majority Holder.  Such Majority Holder has sole voting power and sole power of disposition with respect to all of the Company Common Stock held by it, with no restrictions or outstanding subscriptions, options, warrants, rights, pledges, calls, puts or rights of any kind relating to the shares, subject to applicable federal securities laws, on such Majority Holder’s rights of disposition pertaining thereto.  There are no agreements of any kind providing for the transfer, voting, disposition or acquisition of any of such Majority Holder’s shares of Common Stock.

9.     Representations and Warranties of Parent and Merger Subs.  Parent and the Merger Subs, jointly and severally, represent and warrant to the Majority Holders as follows:

(a)     Organization of Parent and the Merger Subs.  Each of Parent and Merger Sub I is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and lawful authority to enter into this Agreement and to perform its obligations hereunder.  Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite limited liability company power and lawful authority to enter into this Agreement and to perform its obligations hereunder.

(b)     Authority; Due Execution and Delivery.  Each of Parent, Merger Sub I and Merger Sub II has the full corporate or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder.  All necessary corporate or limited liability company action of each of Parent, Merger Sub I and Merger Sub II has been taken to authorize each of Parent, Merger Sub I and Merger Sub II to execute and deliver this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights.

(c)     Noncontravention.  Neither the execution nor the delivery of this Agreement by Parent or the Merger Subs, nor the consummation of the transactions contemplated hereby, will:  (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Law or any injunction, judgment, order, decree, ruling change or other restriction of any Governmental Authority to which Parent and/or either Merger Sub is subject or any provision of the certificate of incorporation or bylaws of Parent and/or Merger Sub I, the certificate of formation or limited liability company agreement of Merger Sub II, or any other governing instrument, as amended, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Parent and/or either Merger Sub is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets).

10.     Miscellaneous.

(a)     Third Party Proposals.  If any Majority Holder receives an inquiry or proposal with respect to the sale its shares of Company Common Stock, then such Majority Holder shall promptly inform Parent and the Company of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it.

(b)     Additional Stock.  Each Majority Holder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Company Common Stock or any new securities convertible into Company Common Stock acquired by such Majority Holder, if any, after the date hereof.

(c)     Further Assurances.  From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably requested by any other party in order to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(d)     Applicable Law.  This Agreement shall be construed and enforced in accordance with the internal, substantive laws of the State of Delaware.

(e)     Consent to Jurisdiction.  The parties hereto each hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in New Castle County, Delaware for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereto brought by any other party hereto. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party hereto, to the extent permitted by applicable Law, hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding brought in such courts, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(o). below.  Nothing in this Section 9(e), however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(f)     Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this agreement, the other documents and agreements delivered in connection herewith, the transactions or the actions of any party hereto in the negotiation, administration, or enforcement hereof or thereof.

(g)     Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United Kingdom, the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(h)     Construction; Entire Agreement; Amendment.  The captions preceding the Articles and Sections in this Agreement have been inserted for convenience only and shall not be used to modify, expand or construe any of the provisions of this Agreement. This Agreement, which includes the exhibits, constitutes the entire Agreement between the parties hereto with respect to the subject matter contained herein, and it supersedes all prior and contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written.  This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto.

(i)     Assignment.  The rights and obligations of a party under this Agreement shall not be assignable by such party without prior, express written consent of all other parties.

(j)     Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, heirs, successors and permitted assigns of the respective parties.

(k)     Interpretation.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

(l)     Waiver.  Any provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefit of such provision.  Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

(m)     Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement.  Electronic or facsimile signatures shall be deemed to be original signatures.

(n)     Severability.  The parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms.

(o)     Notices.  Notice from a party to another party hereto relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient’s address, email address, or facsimile number set forth below by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) Federal Express, Airborne Express, or like overnight courier service, or (iv) facsimile, email, or other wire transmission showing the date of transmission thereon and followed by regular mail delivery of a copy thereof.  Notice made in accordance with this Section 9(o) shall be deemed delivered on receipt if delivered by hand or transmission if sent by facsimile, email or wire transmission, on the third Business Day after mailing if mailed by registered or certified mail, or the next Business Day after deposit with an overnight courier service if delivered for next day delivery.

If to Parent and Merger Subs:

Renaissance Acquisition Corp.
50 East Sample Road
Pompano Beach, Florida
Attn:  Barry W. Florescue
Fax: (954) 784-0534
Email: bflorescue@renacq.com

With a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attn:  Charles I. Weissman, Esq.
Fax: (212) 698-3599
Email: charles.weissman@dechert.com

If to the Company:

First Communications, Inc.
3340 West Market Street
Akron, Ohio 44333
Attn:  Joseph Morris
Fax: (206) 835-2655
Email: jmorris@firstcomm.com

With a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Attn:  John J. Concannon III, Esq.
Fax:  (617) 951-8736
Email:  jack.concannon@bingham.com

If to the Majority Holders, to the addresses set forth on Exhibit A,

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

(Remainder of page is left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

PARENT:

RENAISSANCE ACQUISITION CORP.

By: /s/ Barry W. Florescue

Name: Barry W. Florescue

Title: Chairman and CEO

FCI MERGER SUB I, INC.

By: /s/ Barry W. Florescue

Name: Barry W. Florescue

Title: President

FCI MERGER SUB II, LLC

By: Renaissance Acquisition Corp., as sole Member

By: /s/ Barry W. Florescue

Name: Barry W. Florescue

Title: Chairman and Chief Executive Officer

COMPANY:

FIRST COMMUNICATIONS, INC.

By: /s/ Joseph R. Morris

Name: Joseph R. Morris

Title: Chief Operating Officer

MAJORITY HOLDERS:

MARBEL INVESTMENTS LLC

By: /s/ Marshall B. Benden, Jr.

Name: Marshall B. Benden, Jr.

Title: Member

FIRST ENERGY CORP.

By: /s/ Mark T. Clark

Name: Mark T. Clark

Title: Executive Vice President

GORES FC HOLDINGS LLC

By: /s/ Steven G. Eisner

Name: Steven G. Eisner

Title: Vice President

BOICH INVESTMENT GROUP LTD.

By: /s/ Brian Murphy

Name: Brian Murphy

Title: Chief Financial Officer

M. KINGDON OFFSHORE LTD.

By: /s/ Alan P. Winters

Name: Alan P. Winters

Title: Chief Operating Officer

GOLDMAN SACHS (NOMINEES) LTD

By: /s/ Carlo Castronovo

Name: Carlo Castronovo

Title: Fund Manager of Henderson

Alternative Investment Advisors Ltd.

/s/ David Hoye Amis

David Hoye Amis

/s/ Raymond Hexamer

Raymond Hexamer

/s/ Joseph R. Morris

Joseph R. Morris

/s/ Micheal Leedy

Micheal Leedy

/s/ Frank Lomanno

Frank Lomanno

/s/ David Johnson II

David Johnson II

/s/ Jamison Rowlands

Jamison Rowlands

Exhibit A

List of Majority Holders

Name and Address	Number of Shares of Company Common Stock
Marbel Investments LLC FAO: Marshall Belden, Jr. 612 Market Avenue South Canton, Ohio 44702 USA	5,189,754
FirstEnergy Corp. FAO: Mark Clark 76 South Main Street Akron, Ohio 44308 USA	3,858,396
Gores FC Holdings LLC FAO: Scott Honour 10877 Wilshire Boulevard 18th Floor Los Angeles, California 90024 USA	3,500,000
Boich Investment Group Ltd. FAO: Brian Murphy 17 South High Street Suite 1220 Columbus, Ohio 43215 USA	2,077,598
M. Kingdon Offshore Ltd FAO: 152 West 57th Street New York, New York 10028 USA	1,610,000
Goldman Sachs (Nominees) Ltd FAO: Peterborough Court 133 Fleet Street London EC4A 2BB United Kingdom	1,500,000
David Hoye Amis 5003 West Spring Lake Drive Tampa, Florida 33629 USA	1,303,594
Raymond Hexamer 1719 North Pointe Drive NW Meyers Lake, Ohio 44708 USA	531,032
Joseph Morris 4318 Wedgewood Drive Copley, Ohio 44321 USA	531,032

Name and Address	Number of Shares of Company Common Stock
Michael Leedy 120 TWP. HWY 301 Hammondsville, Ohio 43930 USA	66,515
Frank Lomanno 5950 Derby Drive Medina, Ohio 44256 USA	230,287
David Johnson II 2277 Rohrer Street NW North Canton, Ohio 44720 USA	446,278
Jamison Rowlands 319 Glenmoor Drive Copley, Ohio 44321 USA	66,515
Total	20,911,001

Exhibit B

FORM OF IRREVOCABLE PROXY

The undersigned stockholder of First Communications, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Renaissance Acquisition Corp., a Delaware corporation (the “Parent”), and any nominee of Parent, the attorneys and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of Company Common Stock owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock which the undersigned may acquire after the date hereof until such time as this Proxy terminates in accordance with its terms.  Upon the execution hereof, all prior proxies, if any, given by the undersigned with respect to any of the shares of the Company Common Stock are hereby revoked, and no subsequent proxies will be given with respect to any of the shares of the Company Common Stock.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement to which this proxy is attached.  Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement.

The proxy named above will be empowered, and may exercise this proxy, to vote the shares of the Company Common Stock at any time until the Expiration Date (as defined in the Voting Agreement) at the special meeting of the stockholders of the Company, however called, and at any adjournment thereof, or in any written action by consent of stockholders of the Company, in favor of the delisting of the Company and its shares of Company Common Stock from AIM as regulated by the London Stock Exchange and any action required in furtherance thereof.

The undersigned stockholder may vote the shares of the Company Common Stock on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the shares of the Company Common Stock).

The undersigned agrees to execute and deliver at any time all such further instruments (including, without limitation, additional irrevocable proxies) as may be necessary or appropriate to carry out the intent of this proxy.

If any term, provision, covenant or restriction of this proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

This proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

This proxy shall terminate upon the Expiration Date (as defined in the Voting Agreement).

Dated: September __, 2008

Majority Holder:

By:
Name:
Title:

Number of Company Common Shares: